Exhibit 99.1

SEALED AIR ANNOUNCES NEW INSTITUTIONAL AND LAUNDRY

BUSINESS UNIT LEADER

ELMWOOD PARK, N.J., Monday, December 10, 2012—- Sealed Air Corporation (NYSE: SEE) announced today that Pedro Chidichimo, President of the Institutional and Laundry business unit (“I&L”), which is focused on differentiated cleaning, sanitation and infection control solutions and services (formerly part of the Diversey business unit), will leave the Company on January 1, 2013 to pursue his personal interests in philanthropy and sustainability projects. He will work with the organization to ensure a smooth transition process.

William V. Hickey, Chairman and Chief Executive Officer at Sealed Air, stated, “We appreciate the contributions that Pedro has made over his 20 year career at Diversey. While at Sealed Air, he has been an esteemed member of the senior management team who helped to integrate Diversey, achieve synergy benefits, and successfully transition Diversey to its new European Principal Company structure, which positions that region for more profitable growth in the future.”

The Company is pleased to announce the appointment of Dr. Ilham Kadri to succeed as President of our I&L business unit, effective January 1, 2013. As President of I&L, Dr. Kadri will be responsible for the operation and the financial and competitive success of one of Sealed Air’s core business units.

Dr. Kadri has over 20 years of experience working in a variety of international business leadership and management roles that include general management, sales and marketing and research and development with The Dow Chemical Company, Rohm & Haas, Huntsman, UCB-Cytec and Shell Chemicals-Basell. Most recently, she was the General Manager of the Dow Advanced Materials Division for the Middle East and Africa and was the region’s Commercial Director for Dow Water & Process Solutions, the global leader in sustainable separation and purification technology and services. Dr. Kadri holds a doctorate from the Université Louis Pasteur and earned an engineering diploma grandes-écoles in chemical engineering from l’école des Hautes Polymères de Strasbourg, as well as masters degrees in physics and chemistry from Université Claude Bernard and from Université Laval.

Jerome Peribere, President and Chief Operating Officer at Sealed Air, stated, “We are pleased to welcome Ilham to our team, as her extensive global leadership experience and her track record of leading change and delivering differentiated solutions and commercial success will add tremendous value to the I&L business and its growth programs.”

Business

Sealed Air is a global leader in food safety and security, facility hygiene and product protection. With widely recognized and inventive brands such as Bubble Wrap® brand cushioning, Cryovac® brand food packaging solutions and DiverseyTM brand cleaning and hygiene solutions, Sealed Air offers efficient and sustainable solutions that create business value for customers, enhance the quality of life for consumers and provide a cleaner and healthier environment for future generations. On a pro forma basis, Sealed Air generated revenue of $8.1 billion in 2011, and has approximately 26,300 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Forward-Looking Statements

Company statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. These statements include comments as to future events that may affect the Company, which are based upon management’s current expectations and are subject to uncertainties, many of which are outside the Company’s control. Forward-looking statements can be identified by such words as “anticipates,” “expects,” “believes,” “plan,” “could,” “estimate,” “will” and similar expressions. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as may be revised and updated from time to time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. These reports are available on the Securities and Exchange Commission’s website at www.sec.gov or our Investor Relations home page at http://ir.sealedair.com.